UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	001-37624	72-1532188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7701 East Kellogg Drive, Suite 300 Wichita, KS		67207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 316.612.6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 19, 2016 (the “Effective Date”), Equity Bancshares, Inc. (the “Company”) and certain selling stockholders of the Company, who are funds affiliated with Patriot Financial Partners, L.P. and Endicott Management Company (the “Selling Stockholders”), severally and not jointly and severally, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”). Pursuant to the Purchase Agreement, the Investors agreed to purchase an aggregate of 1,090,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (“Class A common stock”), at a purchase price of $32.50 per share which consisted of (i) 770,000 shares of Class A common stock that were issued by the Company and (ii) 320,000 shares of the Company’s Class B common stock, par value $0.01 per share, which were converted into an equal number of shares of Class A common stock upon transfer to the Investors. The transactions contemplated by the Purchase Agreement closed on December 20, 2016. The gross proceeds to the Company were approximately $25.0 million and will be used by the Company to repay debt under its line of credit and to provide working capital for the Company’s growth strategies. The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

The Purchase Agreement contains representations and warranties and covenants of the Company, the Selling Stockholders and the Investors that are customary in private placement transactions. The provisions of the Purchase Agreement also include agreements by the Company and the Selling Stockholders to, severally and not jointly and severally, indemnify the Investors and each other against certain liabilities.

In connection with the Purchase agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and each of the Investors. Under the Registration Rights Agreement, the Company agreed to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days after the Effective Date covering the sale or distribution by the Investors, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 (the “Securities Act”) of all of the Shares, and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement in the forms filed as Exhibit 10.1 and Exhibit 10.2, respectively, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the private placement by the Company set forth under Item 1.01 is incorporated by reference into this Item 3.02. The issuance of shares of Class A common stock by the Company pursuant to the Purchase Agreement to the institutional and “accredited investors” (as that term is defined under Rule 501 of Regulation D) is exempt from registration under the Securities Act, in reliance upon Section 4(a)(2) of the Securities Act and Regulation D Rule 506, as a transaction by an issuer not involving a public offering.

Item 7.01	Regulation FD Disclosure.

On December 20, 2016, the Company issued a press release announcing the closing of the private placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the private placement, the Company delivered an investor presentation to certain prospective investors. A copy of investor presentation is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Securities Purchase Agreement, dated as of December 19, 2016.

10.2	Form of Registration Rights Agreement, dated as of December 19, 2016.

99.1	Press Release, dated December 20, 2016.

99.2	Investor Presentation, dated December 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Equity Bancshares, Inc.

Date: December 22, 2016	By:	/s/ Brad S. Elliott
Brad S. Elliott
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Form of Securities Purchase Agreement, dated as of December 19, 2016.

10.2	Form of Registration Rights Agreement, dated as of December 19, 2016.

99.1	Press Release, dated December 20, 2016.

99.2	Investor Presentation, dated December 6, 2016.